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               CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 1, 2001, relating to the financial statements and financial highlights which appears in the April 30, 2001 Annual Report to Shareholders of Alliance Institutional Reserves, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Accountants", and "Financial Statements and Report of Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
August 27, 2001


































00250072.BD8